As filed with the Securities and Exchange Commission on August 25, 2005
                                                 Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form S-8

                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                   JEFFERSON-PILOT CORPORATION
       (Exact name of issuer as specified in its charter)

                                          North Carolina
56-0896180
               (State of Incorporation) (I.R.S. Employer
          Identification  No.)

    100 North Greene Street, Greensboro, North Carolina 27401
             (Address of principal executive office)

                   JEFFERSON-PILOT CORPORATION
            NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                       (Full Title of Plan)

Robert A. Reed, Vice President, Secretary, and Corporate Counsel
    100 North Greene Street, Greensboro, North Carolina 27401
             (Name and address of agent for service)

      Telephone number of agent for service (336) 691-3375
                 Facsimile number (336) 691-3258
                e-mail: bob.reed@jpfinancial.com

                 CALCULATION OF REGISTRATION FEE
Title of          Amount to be        Proposed        Proposed        Amount of
Securities to     registered          maximum         maximum      registration
be registered                         offering price  aggregate       fee
                                      per share       offering price
Jefferson-Pilot
Corporation
common stock,
$1.25 par value   425,000 shares (1)  $49.65          $21,101,250 (2) $2,483.62


(1) Securities registered also include rights which are attached to the shares of common stock, pursuant to the agreement referenced in Exhibit 4.3 hereto.

(2) Pursuant to Rule 457(c) and (h), based on the average of the high and low sales prices per share of the Registrant's common stock reported in the consolidated reporting system for August 18, 2005.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents heretofore filed by Jefferson-Pilot Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in the Registration Statement:

     (a) The Registrant's latest annual report filed on Form 10-
K;

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement filed under
Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the securities offered hereby has been passed upon by Robert A. Reed, Esq., Vice President, Secretary and Corporate Counsel of the Registrant, who owns shares in and holds stock options of the Registrant and who participates in employee benefit plans of Registrant.

Item 6.  Indemnification of Directors and Officers.

     The information  contained in Item 20 of the  Registrant's
Form  S-4 Registration Statement No.  333-56369 filed on November
24, 1999 is incorporated by reference.

     The Corporation has purchased a Director's and Officer's Liability policy with National Union Fire Insurance Company, a member company of American International Group. Only Side A coverage was purchased. This covers the personal liability of directors and officers of the Corporation and its subsidiaries, but not any liability of our corporate entities. The policy period is September 28, 2004 to September 28, 2005. The limit of liability is $15 million. There is no deductible; this is first dollar coverage.

     The policy will pay any loss of any director or officer arising from a claim (including a securities claim) first made against the director or officer during the policy period for any actual or alleged wrongful act in the capacity of director and officer. But the director or officer would not collect under the policy if the Corporation has covered the loss through indemnity as described in Item 20 referenced above.

     Wrongful act includes any actual or alleged employment practice violation or other actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act by the director or officer in his or her capacity or status. Important exclusions include deliberate criminal or deliberate fraudulent acts or the gaining of any profit or advantage to which the director or officer would not be legally entitled.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits are listed in the Exhibit Index.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales
     are  being  made,  a  post-effective  amendment   to   this
     Registration Statement:

              (i)    To  include  any  prospectus required  by  Section 10(a)
       (3) of the  Securities  Act  of 1933, as amended  (the "Securities
       Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof); and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided,however,that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
       Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, the State of North Carolina, on this 25th day of August 2005.

                                        Jefferson-Pilot
Corporation
                                        (Registrant)


                                        /s/ Theresa M. Stone
                                        Theresa M. Stone
                                        Executive Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                Title                           Date

/s/ Dennis R. Glass      President and Chief             August 25, 2005
Dennis R. Glass          Executive Officer
                         (Principal Executive Officer)
                         and Director

/s/ Theresa M. Stone     Executive Vice President &      August 25, 2005
Theresa M. Stone         Chief Financial Officer
                         (Principal Financial Officer)

/s/ Reggie D. Adamson    Senior Vice President and       August 25, 2005
Reggie D. Adamson        Treasurer
                         (Principal Accounting Officer)

William H. Cunningham, Robert G. Greer, George W. Henderson, III,
Gary  C.  Kelly, Elizabeth V. Long, William Porter Payne, Patrick
S.  Pittard,  Donald S. Russell, Jr., David A.  Stonecipher,  and
Isaiah Tidwell, each as a Director.*

*By his signature set forth below, Robert A. Reed has signed this Registration Statement as attorney for the persons noted above, in the capacities above stated, pursuant to powers of attorney - a form thereof is filed with the Commission as Exhibit 24 to this Registration Statement.

Date:  August 25, 2005

     /s/ Robert A. Reed
     Robert A. Reed, Attorney in Fact


                          EXHIBIT INDEX


Exhibit
Number   Description

4.1 Articles of Incorporation and amendments that have been approved by shareholders are incorporated by reference to Form 10-Q (Commission file no. 1-5955) for the first quarter 1996

4.2 By-laws as amended November 3, 2003 are incorporated by reference to Form 10-K for 2003

4.3 Amended and Restated Rights Agreement dated November 7, 1994 between Jefferson-Pilot Corporation and Wachovia Bank, N.A. (formerly First Union National Bank), as Rights Agent, was included in Form 8-K for November 7, 1994, and Amendment to Rights Agreement dated February 8, 1999 was included in Form 8-K for February 8, 1999; both (Commission file no. 1-5955) are incorporated by reference

5 Opinion of Robert A. Reed, Esq., Vice President, Secretary and Corporate Counsel of the Registrant

23A      Consent of Ernst & Young LLP

23B      Consent of Counsel (included in Exhibit 5)

24 Form of Power of Attorney for certain officers and directors of the Registrant


                                                        EXHIBIT 5




August 25, 2005


Jefferson-Pilot Corporation
100 North Greene Street
Greensboro, NC 27401

Ladies and Gentlemen:

You have requested my opinion as to the legality of any original issue shares of common stock, par value $1.25 per share, of Jefferson-Pilot Corporation (the "Corporation") which may be distributed pursuant to the Corporation's Non-Employee Directors' Stock Option Plan (the "Plan"), which shares of common stock you are seeking to register with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended.

As  Vice  President,  Secretary  and  Corporate  Counsel  of  the
Corporation, I am generally familiar with its legal affairs.   In
addition, I have examined such documents as I have deemed appropriate for the purpose of this opinion.

In my opinion, if authorized but previously unissued shares of common stock of the Corporation shall be issued and sold or delivered to participants in the Plan pursuant to the provisions thereof, the said shares will be legally issued, fully paid and non-assessable.

I hereby consent to be named, in the registration statement, and amendments thereto, by which the securities to be issued pursuant to the Plan are registered with the Securities and Exchange Commission, and in any prospectus which is part thereof, as counsel for the Corporation who has passed upon the legality of the securities registered thereby. I further consent to the filing of this opinion as an exhibit to the registration statement. I do not concede by these consents that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or by the rules and regulations of the Securities and Exchange Commission under that Act.

Very truly yours,


/s/ Robert A. Reed
Robert A. Reed
Vice President, Secretary and Corporate Counsel

                                                      EXHIBIT 23A



    Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 being filed August 25, 2005) pertaining to the Jefferson-Pilot Corporation Non-Employee Directors' Stock Option Plan of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedules of Jefferson-Pilot Corporation, Jefferson-Pilot Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Jefferson-Pilot Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Ernst & Young LLP


Greensboro, North Carolina
August 23, 2005


                                                      EXHIBIT 24


                      POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a North Carolina corporation, does hereby constitute and appoint Robert A. Reed, Richard T. Stange, and Andrea H. Fox, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of securities of said corporation offered or sold pursuant to the Non-Employee Directors' Stock Option Plan to its directors ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or
     Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN   WITNESS  WHEREOF,  the  undersigned  has  subscribed   these
presents.



                               _____________________________(SEAL)
                               Name:

Date: May 23, 2005 for Gary C. Kelly
      May 2, 2005 for Isaiah Tidwell
      February 9, 2004 for William H. Cunningham
      February 9, 2004 for Robert G. Greer
      February 9, 2004 for George W. Henderson
      February 9, 2004 for Elizabeth V. Long
      February 9, 2004 for William P. Payne
      February 9, 2004 for Patrick S. Pittard
      February 9, 2004 for Donald S. Russell, Jr.
      February 9, 2004 for David A. Stonecipher